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                                                               EXHIBIT 10.2

                        POST-RETIREMENT OFFICE
                           ARRANGEMENT WITH
                         RAYMOND E. CARTLEDGE

     Commencing July 1, 1994 and continuing for up to seven years thereafter, Union Camp Corporation will provide Raymond E. Cartledge, retired Chairman of the Board and Chief Executive Officer of the Company, with office space, secretarial services as required, office supplies and office furniture and equipment, including telephone, personal computer, printer, fax, and photocopier. At the conclusion of this arrangement, Mr. Cartledge shall have the option of purchasing the above mentioned office furniture and equipment at book value.